   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2001

                                                         REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------
                      CAPITAL ONE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  54-1719854
                               (I.R.S. employer
                             identification no.)

                           2980 FAIRVIEW PARK DRIVE
                      FALLS CHURCH, VIRGINIA 22042-4525
                                (703) 205-1000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             --------------------

                         JOHN G. FINNERAN, JR., ESQ.
                          EXECUTIVE VICE PRESIDENT,
                   GENERAL COUNSEL AND CORPORATE SECRETARY
                      CAPITAL ONE FINANCIAL CORPORATION
                           2980 FAIRVIEW PARK DRIVE
                      FALLS CHURCH, VIRGINIA 22042-4525
                                (703) 205-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                             --------------------

                                  Copies to:

                                 HOWARD ADLER
                         GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, NW
                             WASHINGTON, DC 20036
                                (202) 955-8500

                             --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by the selling stockholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             --------------------

                       CALCULATION OF REGISTRATION FEE


=============================================================================================

                                                                  PROPOSED
                                                    PROPOSED       MAXIMUM
                                                     MAXIMUM      AGGREGATE     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE   OFFERING PRICE   OFFERING    REGISTRATION
TO BE REGISTERED AND SOLD(1)       REGISTERED(1)   PER SHARE(2)    PRICE(2)        FEE
---------------------------------------------------------------------------------------------
  Common Stock, par value
  $.01 per share, with attached
  Rights(3).................         3,738,830       $42.40       $158,526,392    $39,631.59

=============================================================================================

(1) Represents the maximum number of shares of common stock of Capital One Financial Corporation that may be offered and sold hereunder. The common stock being registered hereby includes associated preferred stock purchase rights, which initially are attached to and traded with the shares of the registrant's common stock. Value attributable to such rights, if any, is reflected in the market price of the common stock.

(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on October 31, 2001.

(3) The rights are to purchase the registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this registration statement, the rights are not exercisable, are evidenced by the certificates representing the registrant's common stock, and will be transferred along with, and only with, the registrant's common stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  PROSPECTUS

                       3,738,830 SHARES OF COMMON STOCK

                      CAPITAL ONE FINANCIAL CORPORATION

     This prospectus relates to up to 3,738,830 shares of our common stock, par value $.01 per share, which may be offered and sold from time to time by certain of our stockholders, all of whom are named in this prospectus. The selling stockholders have acquired such shares in connection with our acquisition of PeopleFirst, Inc. ("PeopleFirst"), which occurred on October 9, 2001.

     We will not receive any of the proceeds from the sale of the shares. The selling stockholders may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. All costs, expenses and fees in connection with the registration of the shares will be borne by us.

     Our common stock is listed on the New York Stock Exchange, under the symbol "COF". On November 5, 2001, the last reported sale price for the common stock was $44.75 per share.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SHARES OF COMMON STOCK ARE BEING OFFERED AND SOLD ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                              TABLE OF CONTENTS

Forward-Looking Statements........................................ 2
The Company....................................................... 3
Risk Factors...................................................... 4
Use of Proceeds................................................... 4
Selling Stockholders.............................................. 4
Plan of Distribution.............................................. 11
Legal Matters..................................................... 12
Experts........................................................... 12
Where You Can Find More Information............................... 13
Incorporation of Certain Documents By Reference................... 13

                          FORWARD LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Forward-looking statements include information relating to growth in earnings per share, return on equity, growth in managed loans outstanding and customer accounts, net interest margins, funding costs, operations costs and employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as "expect", "anticipate", "intent", "plan", "believe", "estimate" or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

     Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

     - continued intense competition from numerous providers of products and services which compete with our businesses;

     - an increase in credit losses (including increases due to worsening of economic conditions);

     - our ability to continue to securitize our credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund our operations and future growth;

     - losses associated with new products or services or expansion internationally;

     - any significant disruption of, or loss of public confidence in, the United States mail service affecting our response rates and consumer payments;

     - our ability to recruit experienced personnel to assist in the management and operations of new products and services; and

     - other factors listed from time to time in reports we file with the Securities and Exchange Commission, including, but not limited to, factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the factors discussed above in evaluating these forward-looking statements.

                                 THE COMPANY

     We are a holding company incorporated in Delaware on July 21, 1994. Our subsidiaries provide a variety of products and services to consumers using our proprietary information-based strategy, which is described in more detail below. Our common stock is listed on the New York Stock Exchange under the symbol "COF" and is included in the Standard & Poor's 500 Index. Our principal executive office is located at 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, and our telephone number is (703) 205-1000.

     We began our operations in 1953, the same year as the formation of what is now MasterCard International. We are one of the largest providers of MasterCard and Visa(1) credit cards in the world and are one of the oldest continually operating bankcard issuers in the United States. Our historic growth in managed consumer loans and credit card accounts is due largely to the dynamics of the credit card industry and the success of our proprietary information-based strategy, which we launched in 1988. As of September 30, 2001, we had total reported assets of $23.5 billion and total reported liabilities of $20.5 billion

CAPITAL ONE BANK

     Our principal subsidiary is Capital One Bank, which we call "the Bank." The Bank is a limited purpose Virginia state chartered bank that offers credit card products. The holding company's principal asset is its equity interest in the Bank. As of September 30, 2001, the Bank constituted approximately 79% of our managed assets. The Bank offers a variety of credit card products, including:

-       Visa and MasterCard brands;

-       Platinum and Gold premium label cards;

-       Secured and unsecured standard product cards; and

- United States and international offerings, with a current focus on the United Kingdom, Canada and France.

CAPITAL ONE, F.S.B.

     We also have a federally chartered savings bank subsidiary, Capital One, F.S.B., which we call "the Savings Bank". The Savings Bank was established in June 1996 to offer consumer lending products and deposits. The Savings Bank offers, and expects to continue to offer, multiple financial products and services by using our information-based strategy and existing information technology systems.

    We have filed applications with the Board of Governors of the Federal Reserve System and the State Corporation Commission of Virginia, Bureau of Financial Institutions, to merge the Bank and the Savings Bank. If approved, the Bank would be the surviving institution, and would, concurrently with the merger, convert from a state-chartered limited purpose credit card bank to a state-chartered savings bank. The resulting institution would retain the name "Capital One Bank," as well as its membership in the Federal Reserve System.


-------------------
(1) MasterCard and Visa are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                          INFORMATION-BASED STRATEGY

     Our information-based strategy allows us to differentiate among customers based on their credit risk, credit card usage and other characteristics. Our information-based strategy involves:

- developing sophisticated credit models;

- enhancing state of the art information systems;

- recruiting and keeping well-trained personnel to create a flexible working culture; and

- segmenting potential customer lists based on credit scores, demographics, customer behavioral characteristics and other criteria.

    We use this strategy to design customized products and solicitations for targeted customer segments. This leads to greater customer response levels and, eventually, increased revenues within our risk models.

     We apply our information-based strategy to all areas of our business, including solicitations, account management, credit line management, pricing strategies, usage stimulation, collections, recoveries, and account and balance retention. Some examples of where we have used our information-based strategy in the credit card business include, and are expected to continue to include, various low introductory and intermediate-rate balance transfer products, and other customized credit card products. We have expanded our information-based strategies beyond our credit card business and use it in other financial and non-financial businesses to identify new product opportunities and to make informed investment decisions regarding our existing products. These products and services include selected non-credit card consumer lending products, such as automobile financing, and our deposit-taking business.

                                 RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS, INCLUDING RISKS RELATING TO COMPETITION IN OUR MARKETS, FLUCTUATIONS OF OUR ACCOUNTS AND LOAN BALANCES, OUR ABILITY TO SUSTAIN AND MANAGE OUR GROWTH, OUR ACCESS TO CAPITAL ON TERMS ACCEPTABLE TO US, CREDIT LOSSES, ECONOMIC DOWNTURNS, INTEREST RATE FLUCTUATIONS, POSTAL SERVICE DISRUPTIONS AND REGULATORY AND LEGISLATIVE CHANGES. IN ORDER TO BETTER UNDERSTAND THE RISKS INVOLVED IN AN INVESTMENT IN OUR COMMON STOCK, PLEASE CAREFULLY READ THE RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, BEFORE DECIDING WHETHER TO PURCHASE ANY OF THE COMMON STOCK.

                               USE OF PROCEEDS

     The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares.

                             SELLING STOCKHOLDERS

     The following table sets forth:

     - the name and principal position or positions over the past three years with us of each selling stockholder;

     - the number of shares of our common stock owned by each selling stockholder as of October 18, 2001;

     - the number of shares of our common stock being registered under this registration statement, some or all of which shares may be sold from time to time pursuant to this prospectus; and

     - the number of shares of our common stock and the percentage of the total class of common stock outstanding to be owned by each selling stockholder following this offering, assuming the sale pursuant to this offering of all the shares being registered under this registration statement.

        The following table includes information provided to us by the selling stockholders. Since the date on which they provided us with the relevant information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of our common stock or purchased additional shares of our common stock.

        There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this registration statement.

        The inclusion in the table of the individuals named in the table shall not be deemed to be an admission that any such individuals are our "affiliates."




                                                                                     SHARES BENEFICIALLY OWNED IF
                                              NUMBER OF SHARES                     ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING      PRINCIPAL POSITION(S)   BENEFICIALLY OWNED  NUMBER OF SHARES  ------------------------------
 STOCKHOLDER         WITH CAPITAL ONE        PRIOR TO OFFERING      REGISTERED      NUMBER            PERCENT
 -----------         ----------------        -----------------      ----------      ------            -------
AbelesTrust UAD      N/A                            5,712            5,712            0                 *

Ahto Family          N/A                            4,678            4,678            0                 *
Limited
Partnership

Alan Rappaport       N/A                              781              781            0                 *

Alan Wilkinson       N/A                            1,563            1,563            0                 *

Albert J. Miller     N/A(1)                         2,284            2,284            0                 *
& Kathleen J.
Miller

Alfred T.            N/A                            5,793            5,793            0                 *
d'Alberti & Julia
K. Galliker

American Express     N/A                           62,531           62,531            0                 *
Travel Related
Services, Inc.

Anchorage Angels,    N/A                            2,913            2,913            0                 *
LLC

Andreas Hinrichs     N/A                            9,868            9,868            0                 *

Anthony Kotcher &    N/A                            1,305            1,305            0                 *
Desiree E. Kotcher

Barry Schrag         N/A                            2,611            2,611            0                 *

Baystar Capital, LP  N/A                           20,843           20,843            0                 *

Baystar              N/A                           10,421           10,421            0                 *
International Ltd.

Bernice S.           N/A                            1,094            1,094            0                 *
Postley Trust

Bill Cook            N/A                              428              428            0                 *

Bill Strench         N/A                               78               78            0                 *

Brian Reed           President,                    12,336           12,336            0                 *
                     PeopleFirst, Inc.

                                                                                     SHARES BENEFICIALLY OWNED IF
                                              NUMBER OF SHARES                     ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING      PRINCIPAL POSITION(S)   BENEFICIALLY OWNED  NUMBER OF SHARES  ------------------------------
 STOCKHOLDER         WITH CAPITAL ONE        PRIOR TO OFFERING      REGISTERED      NUMBER            PERCENT
 -----------         ----------------        -----------------      ----------      ------            -------
Bryan Martin         N/A                              312              312            0                *

Bob Saunders         N/A                               85               85            0                *

Carrie Cooper        Process                          856              856            0                *
                     Training
                     Manager,
                     PeopleFirst, Inc.

Catherine T.         N/A                           21,420           21,420            0                *
Bailey

Charles N. Myhre     N/A                              571              571            0                *

Christopher L.       N/A                            3,427            3,427            0                *
Baldwin

Collenn S. Grost     N/A                              571              571            0                *

Dan Sussman          N/A                              642              642            0                *

Dana A. Quattrin     Chief                          2,427            2,427            0                *
                     Accounting
                     Officer,
                     PeopleFirst, Inc.

Daniel Seymour       N/A                            9,690            9,690            0                *

Jonathan Daniel      N/A                           27,382           27,382            0                *
Chevatt Seymour
Irrevocable Trust U/A

David Coulter        N/A                            1,563            1,563            0                *

David G. Soule       N/A                              783              783            0                *

David G. Zeller      Chief                        100,741          100,741                             *
                     Operating
                     Officer,
                     PeopleFirst,
                     Inc.

Marie Zeller         N/A(2)                         3,027            3,027            0                *

David Yeres          N/A                            1,428            1,428            0                *

DCX.net Holding      N/A                          471,076          471,076            0                *
Gmbh

Deborah K. Miller    N/A                           11,424           11,424            0                *
& Kathy K. McGinnis

Dennis Crum          N/A                            1,557            1,557            0                *

Douglas G. Gzym &    N/A                           17,136           17,136            0                *
Elizabeth R. Tucker

E. Bulkeley Griswold N/A                           11,440           11,440            0                *

Edgar Masinter       N/A                              781              781            0                *

Edsel Langley &      N/A                            2,611            2,611            0                *
Irene Clifford
Langley

Eileen Bannon        N/A                            1,876            1,876            0                *

Eric L. Hedegaard    Chief Systems                 17,993           17,993            0                *
                     Architect,
                     PeopleFirst,
                     Inc.

                                                                                     SHARES BENEFICIALLY OWNED IF
                                              NUMBER OF SHARES                     ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING      PRINCIPAL POSITION(S)   BENEFICIALLY OWNED  NUMBER OF SHARES  ------------------------------
 STOCKHOLDER         WITH CAPITAL ONE        PRIOR TO OFFERING      REGISTERED      NUMBER            PERCENT
 -----------         ----------------        -----------------      ----------      ------            -------

   Eric Wilkinson       N/A                              312              312            0                *

   Evan P. Bakst        N/A                              468              468            0                *

   Frederick B.         N/A                            5,222            5,222            0                *
   Utley, III

   Gary J. Miller       Chief                        213,923          213,923            0                *
                        Executive
                        Officer,
                        PeopleFirst,
                        Inc.

   Geoffrey M.          Vice                             754              754            0                *
   Halverson            President,
                        PeopleFirst,
                        Inc.

   Carol Halverson      N/A(3)                           183              183            0                *

   Eric Halverson       N/A(4)                           174              174            0                *

   Gilbert J.           N/A                              781              781            0                *
   Postley Trust

   Greg Chapman         N/A                           13,035           13,035            0                *

   Harold Pote          N/A                              625              625            0                *

   Harry F. Meyers &    N/A                              142              142            0                *
   Ruth Meyers

   Helayne L. Baron     N/A                              142              142            0                *

   Irving W. Bailey,    N/A                          124,728          124,728            0                *
   II

   IWB Investments,     N/A                              378              378            0                *
   L.P.

   J. Robert Bredahl    N/A                              571              571            0                *

   James A. Parrish     N/A                            7,833            7,833            0                *
   & Phyllis W.
   Parrish

   James E. Wangerin    N/A                            2,611            2,611            0                *
   & Patricia A.
   Wangerin

   Jasna Markovac       N/A(5)                         4,798            4,798            0                *

   Jason Baker &        N/A                              571              571            0                *
   Mary
   Cunningham-Baker

   Jay R. Braman        N/A                            4,855            4,855            0                *

   Jeffrey D. Nabi      N/A                            1,876            1,876            0                *

   Jerry Staub          N/A                              394              394            0                *

   JG Funding, LLC      N/A                          205,438          205,438            0                *

   Joann Hendleman      N/A                              128              128            0                *

   Joel Coleman         N/A                              428              428            0                *

   John Achberger       N/A                            4,284            4,284            0                *

   John Black           N/A                            1,124            1,124            0                *

   John G. Barry        N/A                            4,626            4,626            0                *

   John Hermann, Jr.    N/A                              781              781            0                *

   John MacWilliams     N/A                              781              781            0                *

                                                                                         SHARES BENEFICIALLY OWNED IF
                                                NUMBER OF SHARES                        ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING       PRINCIPAL POSITION(S)    BENEFICIALLY OWNED  NUMBER OF SHARES     ------------------------------
 STOCKHOLDER          WITH CAPITAL ONE         PRIOR TO OFFERING      REGISTERED            NUMBER          PERCENT
 -----------          ----------------         -----------------      ----------            ------          -------



   Jon Stewart            N/A                          571                  571                0               *

   Jon Stewart &          N/A                          571                  571                0               *
   Michelle Stewart

   Jonathan Klein         N/A                           68                   68                0               *

   Joseph M. Donovan      N/A                       27,825               27,825                0               *

   JP Morgan Capital      N/A                      399,357              399,357                0               *
   Corporation

   Jure Grahovac &        N/A                          571                  571                0               *
   Lidija Gradhovac

   Kenneth J. Jakubowski  N/A                        6,894                6,894                0               *
   &Kimberly J.
   Donovan

   Kevin McGivern         N/A                          464                  464                0               *

   Kristen Holguin        N/A(6)                        91                   91                0               *

   Kris Brawn             N/A                        1,028                1,028                0               *

   L&L Capital            N/A                        3,561                3,561                0               *
   Partners, LLC

   Larry J. Dobb &        N/A                          285                  285                0               *
   Janice K. Dobb

   Lawrence R. Filiberto  N/A                        1,876                1,876                0               *

   Lehman Brothers        N/A                        7,816                7,816                0               *
   Investments
   Group, Inc.

   Lucinda E. Rehmert     N/A                          571                  571                0               *

   Ludwig Herold          Director of                2,955                2,955                0               *
                          Finance,
                          PeopleFirst, Inc.

   Madison Capital        N/A                          476                  476                0               *
   Markets, LLC

   Madison Dearborn       N/A                      454,212              454,212                0               *
   Capital Partners
   III, L.P.

   Madison Dearborn       N/A                        4,689                4,689                0               *
   Special Advisors
   Fund I, LLC

   Madison Dearborn       N/A                       10,085               10,085                0               *
   Special Equity
   III, L.P.

   Marc A. Burton         N/A                        5,712                5,712                0               *

   Mail Boxes Etc.        N/A                       15,632               15,632                0               *
   USA, Inc.

                                                                                            SHARES BENEFICIALLY OWNED IF
                                               NUMBER OF SHARES                           ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING       PRINCIPAL POSITION(S)   BENEFICIALLY OWNED    NUMBER OF SHARES      ------------------------------
 STOCKHOLDER          WITH CAPITAL ONE        PRIOR TO OFFERING        REGISTERED             NUMBER         PERCENT
 -----------          ----------------        -----------------        ----------             ------         -------
   Mario Cataldo          Chief                       4,284               4,284                 0              *
                          Information
                          Officer,
                          PeopleFirst,
                          Inc.

   Mark C. Sellon         N/A                         3,998               3,998                 0              *

   Mark & Terry           N/A                         2,142               2,142                 0              *
   Featherston

   Merrill Lynch          N/A                        26,706              26,706                 0              *
   Pierce Fenner &
   Smith Incorporated

   Michael Targoff        N/A                         1,563               1,563                 0              *

   Moore Global           N/A                       206,332             206,332                 0              *
   Investments, Ltd.

   Moore Overseas         N/A                       204,717             204,717                 0              *
   Technology
   Venture Fund, LDC

   Moore Technology       N/A                        48,496              48,496                 0              *
   Venture Fund, LLC

   Morgan Stanley         N/A                        15,702              15,702                 0              *
   Dean Witter
   Venture Investors
   IV, LP

   Morgan Stanley         N/A                         5,280               5,280                 0              *
   Dean Witter
   Venture Offshore
   Investors IV, LP

   Morgan Stanley         N/A                       135,346             135,346                 0              *
   Dean Witter
   Venture Partners
   IV, LP

   Mounir Nahas           N/A                           312                 312                 0              *

   Nancy Quinn            N/A                           781                 781                 0              *

   Nazareth A. Festekjian N/A                         7,833               7,833                 0              *

   Nicholas Seaver        N/A                           468                 468                 0              *

   Oppenheimer            N/A                        31,265              31,265                 0              *
   Enterprise Fund

   Paul Seubert           N/A                         1,942               1,942                 0              *

   Peter E. Hoey          N/A                         2,611               2,611                 0              *

   Philip Wilkinson       N/A                         4,689               4,689                 0              *

   Ralph E. Young         N/A                           451                 451                 0              *

   Ramona Tobler          Director of                 2,955               2,955                 0              *
                          Organization
                          Development,
                          PeopleFirst,
                          Inc.

                                                                                           SHARES BENEFICIALLY OWNED IF
                                               NUMBER OF SHARES                          ALL SHARES REGISTERED ARE SOLD
NAME OF SELLING      PRINCIPAL POSITION(S)    BENEFICIALLY OWNED   NUMBER OF SHARES      ------------------------------
 STOCKHOLDER         WITH CAPITAL ONE         PRIOR TO OFFERING       REGISTERED             NUMBER         PERCENT
 -----------         ----------------         -----------------       ----------             ------         -------
   Remington              N/A                        46,680              46,680                0               *
   Investment
   Strategies, LP

   Rena Stokes            N/A                         1,305               1,305                0               *

   Richland Ventures      N/A                       156,329             156,329                0               *
   III, L.P.

   Rob Geiger             N/A                           752                 752                0               *

   Robert M. Okabe &      N/A                         5,712               5,712                0               *
   Martha Frish Okabe

   Robert Wilcox &        N/A                           571                 571                0               *
   Lorraine Wilcox

   Robin K. Kirsch        N/A                           856                 856                0               *

   Ronald Lemire          Senior                      2,142               2,142                0               *
                          Software
                          Engineer,
                          PeopleFirst,
                          Inc.

   Russell B. Brewer II   N/A                         2,611               2,611                0               *

   Saunders Capital       N/A                        12,896              12,896                0               *
   Group, LLC

   Scott Goverman         N/A                         1,213               1,213                0               *

   Sean Fennema           Director of                 2,955               2,955                0               *
                          Operations,
                          PeopleFirst,
                          Inc.

   Sherry Perchik         N/A                           128                 128                0               *

   Sixty Wall Street      N/A                       107,070             107,070                0               *
   Fund, L.P.

   Spencer L. Brady       N/A                         1,958                1958                0               *

   Steven C. Arthur       N/A                           571                 571                0               *
   & Katherine E.
   Beyer-Arthur

   Steven T. Kolyer       N/A                         3,468               3,468                0               *

   Sylvia Lomblot         Operations                    856                 856                0               *
                          Assistant,
                          PeopleFirst,
                          Inc.

   Terence Soule          N/A                         1,268               1,268                0               *

   Teresa Sakura Young    N/A                           451                 451                0               *

   Teresa S. Young &      N/A                           571                 571                0               *
   Ralph E. Young

   Thomas Mendell         N/A                         1,406               1,406                0               *

   Tom Staub              N/A                           171                 171                0               *

   Toni Black             N/A                         1,874               1,874                0               *

   Torre J. Meeder        N/A                         5,997               5,997                0               *

                                                                                           SHARES BENEFICIALLY OWNED IF
                                                NUMBER OF SHARES                         ALL SHARES REGISTERED ARE SOLD
  NAME OF SELLING      PRINCIPAL POSITION(S)   BENEFICIALLY OWNED   NUMBER OF SHARES     ------------------------------
   STOCKHOLDER         WITH CAPITAL ONE        PRIOR TO OFFERING       REGISTERED            NUMBER         PERCENT
   -----------         ----------------        -----------------       ----------            ------         -------
   Vladimir Markovac      N/A(7)                      5,793                5,793               0               *
   & Anika Markovac

   W. Randolph            Chief                      39,674               39,674               0               *
   Ellspermann            Financial
                          Officer,
                          PeopleFirst, Inc.

   William A. Gracy       N/A                         1,305                1,305               0               *

   William Stuek          N/A                           781                  781               0               *

   William T. Lloyd, IV   N/A                         3,916                3,916               0               *

   * Indicates ownership of less than 1%.

(1)  Parents of Gary J. Miller, PeopleFirst, Inc.'s Chief Executive Officer.
(2)  Spouse of David G. Zeller, PeopleFirst, Inc.'s Chief Operating Officer.
(3)  Spouse of Geoffrey M. Halverson, PeopleFirst, Inc.'s Vice President.
(4)  Son of Geoffrey M. Halverson, PeopleFirst, Inc.'s Vice President.
(5)  Spouse of Gary J. Miller, PeopleFirst, Inc.'s Chief Executive Officer.
(6)  Daughter of Geoffrey M. Halverson, PeopleFirst, Inc.'s Vice President.
(7) Parents of Jasna Markovac, spouse of Gary J. Miller, PeopleFirst, Inc.'s Chief Executive Officer.

     The selling stockholders acquired the shares in connection with our acquisition of PeopleFirst, Inc., which occurred on October 9, 2001.

     Under the terms of our acquisition of PeopleFirst, Inc., we agreed to register these shares in a registration statement, and to keep such registration statement effective until the second anniversary of the date the registration statement is declared effective unless all of the shares registered under this registration statement are sold by the selling stockholders prior to that date, or are eligible to be resold under Rule 144 of the Securities Act.

     This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with our common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                             PLAN OF DISTRIBUTION

     We are registering the common stock on behalf of the selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

     The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. We know of no existing arrangements between any selling stockholder and any other selling stockholder, underwriter, broker/dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker/dealer or agent has been engaged by us in connection with the distribution of the shares.

        The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

        - on any national securities exchange, such as the New York Stock Exchange, or quotation service on which the common stock may be listed or quoted at the time of sale,

        -       in the over-the-counter market,

        - in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

        -       through the purchase and sale of over-the-counter options.

        In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

        At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

        To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

        The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of these securities.

        All expenses of the registration of the common stock will be paid by us; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. The selling stockholders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith. We will be indemnified by the selling stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by John G. Finneran, Jr., our Executive Vice President, General Counsel and Corporate Secretary. Mr. Finneran owns 27,051 shares of our common stock and holds vested options to purchase 104,052 shares of our common stock issued under our 1994 Stock Incentive Plan and unvested options to purchase 347,308 shares of our common stock issued under our 1994 Stock Incentive Plan.

                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

        In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at the following SEC locations:

       Public Reference Room                       Chicago Regional Office
      450 Fifth Street, N.W.                           Citicorp Center
             Room 1024                             500 West Madison Street
      Washington, D.C. 20549                     Chicago, Illinois 60661-2551

        You may also obtain copies of this information by mail from the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in any prospectus supplement will automatically update and supercede information contained in this prospectus and any prospectus supplement.

        The following documents contain important information about us and our financial condition. We have previously filed these documents with the SEC and incorporate them by reference into this prospectus:

        1. Our annual report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001;

        2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed on May 11, 2001 and our quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001;

        3. Our current reports on Form 8-K filed on January 17, 2001, January 19, 2001, April 17, 2001, July 18, 2001, July 26, 2001,
                September 21, 2001, October 17, 2001, October 25, 2001 and November 2, 2001;

        4. The descriptions of our common stock and attached preferred stock purchase rights set forth in the registration statements on Form 8-A filed on August 24, 1994, and November 16, 1995, to register such securities under Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions; and

        5.      Our definitive proxy statement(2) dated March 20, 2001.

        We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 2980 Fairview Park Drive, Falls Church, Virginia 22042, telephone (703) 205-1000.





------------------------
(2) The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Regulation 14C promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be borne by Capital One. All amounts set forth below are estimates, other than the SEC registration fee.

     SEC Registration Fee                                          $39,631
     Printing and Engraving Expenses                                $1,000
     Legal Fees and Expenses                                        $5,000
     Accounting Fees and Expenses                                   $  750
     Miscellaneous                                                  $1,000
                                                                    ------

             TOTAL                                                 $47,381
                                                                   =======

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Article XI of Capital One's Restated Certificate of Incorporation and
Section 6.7 of Capital One's Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

ITEM 16.  EXHIBITS


   EXHIBIT NO.       DESCRIPTION
   -----------       -------------------------------------------------------------------
   4.1               Restated Certificate of Incorporation of Capital One Financial
                     Corporation (incorporated by reference to Exhibit 3.1 of Capital
                     One's 1994 Annual Report on Form 10-K)

   4.2               Certificate of Amendment to Restated Certificate of Incorporation
                     of Capital One Financial Corporation (incorporated by reference to
                     Exhibit 3.1.2 of Capital One's Current Report on Form 8-K, filed
                     January 16, 2001)

   4.3               Amended and Restated Bylaws of Capital One Financial
                     Corporation (as amended November 18, 1999) (incorporated by reference to Exhibit 3.2 of Capital One's 1999 Annual Report on
                     Form 10-K/A-2)

   4.4               Rights Agreement, dated as of November 16, 1995, between Capital
                     One Financial Corporation and First Chicago Trust Company of New
                     York (as successor to Mellon Bank, N.A.) as Rights Agent
                     (incorporated by reference to Capital One Financial Corporation's
                     Current Report on Form 8-K, filed November 16, 1995)

   4.5               Amendment Number 1 to Rights Agreement, dated as of April 29, 1999, between Capital One Financial Corporation and First Chicago Trust
                     Company of New York (as successor to Mellon Bank, N.A.) as Rights
                     Agent (incorporated by reference to Capital One Financial Corporation's
                     Current Report on Form 8-K, filed May 5, 1999)

   4.6               Amendment Number 2 to Rights Agreement, dated as of October 18, 2001, between Capital One Financial Corporation and EquiServe Trust Company,
                     N.A. (as successor to First Chicago Trust Company of New York) as
                     Rights Agent (incorporated by reference to Capital One Financial
                     Corporation's Current Report on Form 8-K, filed November 2, 2001)

   5.1               Opinion of John G. Finneran, Jr., Executive Vice President,
                     General Counsel and Corporate Secretary of Capital One

   23.1              Consent of John G. Finneran, Jr., Executive Vice President,
                     General Counsel and Corporate Secretary of Capital One (contained in Exhibit 5.1)

   23.2              Consent of Ernst & Young LLP, independent auditors

   24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 17.  UNDERTAKINGS

A.      Rule 415 Offering. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Request for Acceleration of Effective Date

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 5th day of November, 2001.

                                CAPITAL ONE FINANCIAL CORPORATION

                                By:  /s/ John G. Finneran, Jr.
                                     -------------------------------------------
                                     John G. Finneran, Jr.
                                     Executive Vice President, General Counsel
                                     and Corporate Secretary




                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 5th day of November, 2001.



             SIGNATURE                                 TITLE



  /s/ Richard D. Fairbank                   Director, Chairman and Chief Executive Officer
----------------------------------          (Principal Executive Officer)
Richard D. Fairbank



  /s/ Nigel W. Morris                       Director, President and Chief Operating Officer
----------------------------------
Nigel W. Morris



  /s/ David M. Willey                       Executive Vice President and Chief Financial Officer
----------------------------------          (Principal Accounting and Financial Officer)
David M. Willey



  /s/ W. Ronald Dietz                       Director
----------------------------------
W. Ronald Dietz



  /s/ James A. Flick, Jr.                   Director
----------------------------------
James A. Flick, Jr.



  /s/ Patrick W. Gross                      Director
----------------------------------
Patrick W. Gross



  /s/ James V. Kimsey                       Director
----------------------------------
James V. Kimsey



  /s/ Stanley I. Westreich                  Director
----------------------------------
Stanley I. Westreich

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -------------------------------------------------------------------
 4.1              Restated Certificate of Incorporation of Capital One Financial
                  Corporation (incorporated by reference to Exhibit 3.1 of
                  Capital One's 1994 Annual Report on Form 10-K)

 4.2              Certificate of Amendment to Restated Certificate of Incorporation
                  of Capital One Financial Corporation (incorporated by reference to
                  Exhibit 3.1.2 of Capital One's Current Report on Form 8-K, filed
                  January 16, 2001)

 4.3              Amended and Restated Bylaws of Capital One Financial Corporation
                  (as amended November 18, 1999) (incorporated by reference to
                  Exhibit 3.2 of Capital One's 1999 Annual Report on Form 10-K/A-2)

 4.4              Rights Agreement, dated as of November 16, 1995, between Capital
                  One Financial Corporation and First Chicago Trust Company of New York
                  (as successor to Mellon Bank, N.A.) as Rights Agent (incorporated by reference to Capital One Financial Corporation's Current Report on
                  Form 8-K, filed November 16, 1995)

 4.5              Amendment Number 1 to Rights Agreement, dated as of April 29, 1999, between Capital One Financial Corporation and First Chicago Trust
                  Company of New York (as successor to Mellon Bank, N.A.) as Rights
                  Agent (incorporated by reference to Capital One Financial Corporation's
                  Current Report on Form 8-K, filed May 5, 1999)

 4.6              Amendment Number 2 to Rights Agreement, dated as of October 18, 2001, between Capital One Financial Corporation and EquiServe Trust Company,
                  N.A. (as successor to First Chicago Trust Company of New York) as
                  Rights Agent (incorporated by reference to Capital One Financial
                  Corporation's Current Report on Form 8-K, filed November 2, 2001)

 5.1              Opinion of John G. Finneran, Jr., Executive Vice President, General
                  Counsel and Corporate Secretary of Capital One

 23.1             Consent of John G. Finneran, Jr., Executive Vice President, General
                  Counsel and Corporate Secretary of Capital One (contained in Exhibit 5.1)

 23.2             Consent of Ernst & Young LLP, independent auditors

 24.1             Power of Attorney (included on the signature page of this registration statement)
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